                                                                      EXHIBIT 20

                                   PAUL J. DUGGAN
                             53 West Jackson Boulevard
                            Suite 400, Chicago, IL 60604



                                  December 7, 1998

Via Hand Delivery
-----------------

Damen Financial Corporation
200 West Higgins Road
Schaumburg, Illinois 60195
Attn: Janine M. Poronsky, Secretary

Via Federal Express
-------------------

Damen Financial Corporation
c/o Registrar and Transfer Company
10 Commerce Drive
Cranford, New Jersey 07016


     Re:  Stockholder Demand for Inspection of Stocklist Materials

Ladies and Gentlemen:

          The undersigned, Paul J. Duggan, is the record owner of common stock of Damen Financial Corporation ("Damen Financial" or the "Company"), a Delaware corporation. Pursuant to a letter dated November 25, 1998, the undersigned demanded, pursuant to Section 220 of the Delaware General Corporation Law, the right to inspect certain records and documents of the Company concerning the identity, share holdings and addresses of the stockholders of the Company. Pursuant to Section 220 of the Delaware General Corporation Law and Rule 14a-7 under the Securities Exchange Act of 1934, as amended, the undersigned hereby reiterates his demand for the right (in person or by its attorney or other agent), during the usual business hours, to inspect the following records and documents of the Company (the "Stocklist Materials") and to make copies or extracts therefrom:


          (a) A complete record or list of the Company's stockholders, certified by its transfer agent(s) and/or registrar(s), showing the name and address of each stockholder and the number of shares registered in the name of each such stockholder as of the most recent date available;

          (b) A magnetic computer tape or disk containing a list of the Company's stockholders showing the names and addresses of each stockholder and number of shares registered in the name of each such stockholder as of the most recent date available, together with such computer processing data and directions as are necessary to make use of such magnetic computer tape or disk, and a printout of such magnetic computer tape or disk for verification purposes;

          (c) A list of all stockholders arranged in descending order by number of shares, showing the name and address of each stockholder; a complete record or list of any participants in any employee stock purchase, ESOP plan, or other plan for the purchase of shares, showing the name and address of each participant and the number of shares credited to the participant's account; a magnetic tape(s) or disk containing this information with same computer processing data and directions as requested in (b) above; a correct and complete copy of the plan(s) documents, including any amendments of such plan(s);

          (d) All daily transfer sheets showing changes in the list of the Company's stockholders referred to in paragraph (a) above which are in or come into the possession of the Company or its transfer agent from the date of such list to the date of the Company's annual meeting or any meeting held as a result of any postponement or adjournment thereof;

          (e) All information in or which comes into the Company's possession or control or which can reasonably be obtained from brokers, dealers, banks, clearing agencies or voting trustees or nominees of any central certificate depository system concerning the number and identity of the actual beneficial owners of the Company's stock, including a breakdown of any holders in the name of Cede & Co., Kray & Co., Philadep, and other similar nominees;

          (f) All information in or which comes into the Company's possession or control or which can reasonably be obtained from brokers, dealers, banks, clearing agencies or voting trustees relating to the names of the non-objecting beneficial owners of the Company's stock ("NOBO's") in the format of a printout in descending order balance and on a magnetic computer tape or disk with the computer processing data or directions that are necessary to make use of such magnetic computer tape or disk (such information with respect to brokers and dealers is readily available to the Company under Rule 14b-1 of the Securities Exchange Act of 1934, as amended, from Independent Election

               Corporation of America and ADP Proxy Services);

          (g) A stop list or stop lists relating to any Common Stock as of the date of the list referred to in paragraph (a) above;

          (h) A true and correct copy of the Company's bylaws and articles of incorporation, including any amendments thereto, in effect on the date hereof; and

          (i)  The information and records specified in paragraphs (a), (b),
               (c), (e) and (f) above as of any record date for stockholder action set by the Board of Directors, by operation of law or otherwise; the information and records specified in paragraph (e) on a weekly basis up until any shareholders' meeting.

          The purpose of this demand to inspect the Stocklist Materials is to enable the undersigned to solicit security holders with respect to the election of directors of nominated by the undersigned pursuant to that certain letter dated November 16, 1998 from the undersigned to Janine Poronsky, at the next annual meeting of the stockholders of the Company, or to communicate with such stockholders with respect to such solicitation, and the information requested will not be used for any other purpose whatsoever. The undersigned will not disclose the information requested herein to any person other agents retained by me to the extent necessary to effectuate the solicitation and communication with stockholders described above. An affidavit with respect to the matters set forth in this paragraph is attached hereto.

          If the Stocklist Materials will be made available in the State of Delaware, please advise Kenneth J. Nachbar of Morris, Nichols, Arsht & Tunnell, 1201 N. Market Street, P.O. Box 1347, Wilmington, Delaware 19801,
(302) 658-9200, where and when the Stocklist Materials will be available. If the Stocklist Materials will be made available in any other location, please advise Phillip M. Goldberg of Foley & Lardner, 330 N. Wabash Avenue, Suite 3300, Chicago, Illinois 60611, (312) 755-2579, where and when the Stocklist Materials will be available. The undersigned hereby authorizes Kenneth J. Nachbar of Morris, Nichols,

Arsht & Tunnell, and Phillip M. Goldberg of Foley & Lardner, and each of his respective partners, associates, employees, and any other persons to be designated by them, acting together, singly or in combination, to conduct the inspection and copying herein demanded, for the purpose of effectuating the solicitation and communication with stockholders described above.

                                       Very truly yours,



                                       Paul J. Duggan

STATE OF ILLINOIS        )
                         ) SS.
COUNTY OF COOK           )


     BE IT REMEMBERED that, the undersigned, Paul J. Duggan, personally appeared before me, who being duly sworn, deposes and says:

          That the foregoing is his letter of demand for the inspection of designated books and records for Damen Financial Corporation and that the statements made in such letter are true and correct.

          That the letter contains a designation of Kenneth J. Nachbar and Philip M. Goldberg and each of his respective partners and employees and other person to be designated by them, acting together, singly or in combination as the undersigned's attorney or agent to conduct such inspection, and that the foregoing and this verification are the undersigned's power of attorney authorizing the foregoing persons to act on behalf of the undersigned.


                                       /s/ Paul J. Duggan
                                    ------------------------------
                                    Paul J. Duggan


SWORN TO AND SUBSCRIBED BEFORE ME
this ______ day of December, 1998.



----------------------------------------
           Notary Public


My Commission Expires:
                      ------------------

                            AFFIDAVIT OF PAUL J. DUGGAN



STATE OF ILLINOIS)
                 )  ss
COUNTY OF COOK   )


     PAUL J. DUGGAN, being first duly sworn, on oath deposes and states as follows:

     1. I am a record holder of shares of the common stock of Damen Financial Corporation, a Delaware corporation (the "Company"), and I do not hold such shares through a nominee.

     2. I have issued a demand, pursuant to letters dated November 25, 1998 and December 7, 1998 (the "Demand Letters"), to inspect certain records and documents of the Company with respect to the identity, share holdings and addresses of the stockholders of the Company.

     3. The information requested pursuant to the Demand Letters is to be used for the purposes of enabling me to solicit stockholders of the Company with respect to the election of directors of nominated by me pursuant to that certain letter dated November 16, 1998 from me to Janine Poronsky, at the next annual meeting of the stockholders of the Company, or to communicate with such stockholders with respect to such solicitation, and the information requested will not be used for any other purpose whatsoever.

     4. I will not disclose the information requested pursuant to the Demand Letters to any person other agents retained by me to the extent necessary to effectuate the solicitation and communication with stockholders of the Company described in paragraph 3 above.

                                       FURTHER AFFIANT SAYETH NOT


                                            /s/ Paul J. Duggan
                                       --------------------------------
                                            Paul J. Duggan


SUBSCRIBED AND SWORN
TO BEFORE ME THIS ___
DAY OF DECEMBER 1998.



--------------------------
NOTARY PUBLIC

My commission expires:

{Notary Seal}


                                       67